                                                                      EXHIBIT 12



                    Kimco Realty Corporation and Subsidiaries
                Computation of Ratio of Earnings to Fixed Charges


                                                    For the three
                                                     months ended                            For the year ended December 31,
                                                    March 31, 2003          2002               2001                   2000
                                                 -------------------  ----------------   -----------------   --------------------

Pretax earnings from continuing operations
  before adjustment for minority
  interests in consolidated subsidiaries or
  income/loss from equity investees                    $ 56,102,494      $226,021,903        $226,445,266           $181,716,236

Add:
   Interest on indebtedness                              22,120,727        85,771,695          87,629,198             90,290,264
   Amortization of debt related expenses                    875,519         3,060,946           2,593,442              2,394,189
   Portion of rents representative of the
     interest factor                                      1,350,666         5,910,534           6,005,312              5,679,310
                                                 -------------------  ----------------   -----------------   --------------------
                                                         80,449,406       320,765,078         322,673,218            280,079,999

Distributed income from equity investees                  7,055,751        28,904,324          20,050,948             13,841,549
                                                 -------------------  ----------------   -----------------   --------------------

       Pretax earnings from continuing
         operations, as adjusted                         $87,505,157      $349,669,402        $342,724,166           $293,921,548
                                                 ===================  ================   =================   ====================


Fixed charges -
   Interest on indebtedness                             $24,284,608       $94,860,415         $95,553,248            $94,840,265
   Amortization of debt related expenses                    732,196         2,504,105           2,243,817              2,158,792
   Portion of rents representative of the
     interest factor                                      1,350,666         5,910,534           6,005,312              5,679,310
                                                 -------------------  ----------------   -----------------   --------------------

        Fixed charges                                   $26,367,470      $103,275,054        $103,802,377           $102,678,367
                                                 ===================  ================   =================   ====================

Ratio of earnings to fixed charges                              3.3               3.4                 3.3                    2.9
                                                 ===================  ================   =================   ====================

                                                            1999                   1998
                                                  ---------------------   -------------------

Pretax earnings from continuing operations
  before adjustment for minority
  interests in consolidated subsidiaries or
  income/loss from equity investees                       $159,584,432          $117,407,146

Add:
   Interest on indebtedness                                 81,667,211            63,547,946
   Amortization of debt related expenses                     2,512,274             1,680,197
   Portion of rents representative of the
     interest factor                                         6,360,643             6,655,956
                                                  ---------------------   -------------------
                                                           250,124,560           189,291,245

Distributed income from equity investees                     9,057,646             1,520,898
                                                  ---------------------   -------------------

       Pretax earnings from continuing
         operations, as adjusted                           $259,182,206          $190,812,143
                                                  =====================   ===================


Fixed charges -
   Interest on indebtedness                                $86,073,607           $64,723,874
   Amortization of debt related expenses                     2,351,649             1,564,883
   Portion of rents representative of the
     interest factor                                         6,360,643             6,655,956
                                                  ---------------------   -------------------

        Fixed charges                                      $94,785,899           $72,944,713
                                                  =====================   ===================

Ratio of earnings to fixed charges                                 2.7                   2.6
                                                  =====================   ===================

                    Kimco Realty Corporation and Subsidiaries
           Computation of Ratio of Earnings to Combined Fixed Charges
                         and Preferred Stock Dividends

                                                   For the three
                                                    months ended                           For the year ended December 31,
                                                   March 31, 2003            2002             2001                2000
                                                 ------------------   ----------------  ----------------  -----------------

Pretax earnings from continuing operations
  before adjustment for minority
  interests in consolidated subsidiaries or
   income/loss from equity investees                  $ 56,102,494       $226,021,903      $226,445,266       $181,716,236

Add:
   Interest on indebtedness                             22,120,727         85,771,695        87,629,198         90,290,264
   Amortization of debt related expenses                   875,519          3,060,946         2,593,442          2,394,189
   Portion of rents representative of the
     interest factor                                     1,350,666          5,910,534         6,005,312          5,679,310
                                                 ------------------   ----------------  ----------------  -----------------
                                                        80,449,406        320,765,078       322,673,218        280,079,999

Adjustment for equity share in partnerships              7,055,751         28,904,324        20,050,948         13,841,549
                                                 ------------------   ----------------  ----------------  -----------------

       Pretax earnings from continuing
         operations, as adjusted                        $87,505,157       $349,669,402      $342,724,166       $293,921,548
                                                 ==================   ================  ================  =================


Fixed charges -
   Interest on indebtedness                            $24,284,608        $94,860,415       $95,553,248        $94,840,265
   Preferred stock dividends                             4,609,425         18,437,700        24,553,136         26,328,281
   Amortization of debt related expenses                   732,196          2,504,105         2,243,817          2,158,792
   Portion of rents representative of the
     interest factor                                     1,350,666          5,910,534         6,005,312          5,679,310
                                                 ------------------   ----------------  ----------------  -----------------

        Combined fixed charges and preferred
          stock dividends                               $30,976,895       $121,712,754      $128,355,513       $129,006,648
                                                 ==================   ================  ================  =================

Ratio of earnings to combined fixed charges
  and preferred stock dividends                                 2.8                2.9               2.7                2.3
                                                 ==================   ================  ================  =================

                                                              1999                  1998
                                                   -------------------   -------------------

Pretax earnings from continuing operations
  before adjustment for minority
  interests in consolidated subsidiaries or
   income/loss from equity investees                     $159,584,432          $117,407,146

Add:
   Interest on indebtedness                                81,667,211            63,547,946
   Amortization of debt related expenses                    2,512,274             1,680,197
   Portion of rents representative of the
     interest factor                                        6,360,643             6,655,956
                                                   -------------------   -------------------
                                                          250,124,560           189,291,245

Adjustment for equity share in partnerships                 9,057,646             1,520,898
                                                   -------------------   -------------------

       Pretax earnings from continuing
         operations, as adjusted                          $259,182,206          $190,812,143
                                                   ===================   ===================


Fixed charges -
   Interest on indebtedness                               $86,073,607           $64,723,874
   Preferred stock dividends                               26,478,323            24,653,847
   Amortization of debt related expenses                    2,351,649             1,564,883
   Portion of rents representative of the
     interest factor                                        6,360,643             6,655,956
                                                   -------------------   -------------------

        Combined fixed charges and preferred
          stock dividends                                 $121,264,222           $97,598,560
                                                   ===================   ===================

Ratio of earnings to combined fixed charges
  and preferred stock dividends                                    2.1                   2.0
                                                   ===================   ===================